                        INVESTMENT SUB-ADVISORY AGREEMENT
                        ---------------------------------

          AGREEMENT dated as of [        ], 2004, among BlackRock Global Energy
and Resources Trust, a Delaware statutory trust (the "Trust"), BlackRock
Advisors, Inc., a Delaware corporation (the "Advisor"), and State Street
Research and Management Company, a Delaware corporation (the "Sub-Advisor").

          WHEREAS, the Advisor has agreed to furnish investment advisory services to the Trust, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Advisor wishes to retain the Sub-Advisor to provide it with certain sub-advisory services as described below in connection with
Advisor's advisory activities on behalf of the Trust;

          WHEREAS, the advisory agreement between the Advisor and the Trust
dated [        ], 2004 (such Agreement or the most recent successor agreement between such parties relating to advisory services to the Trust is referred to herein as the "Advisory Agreement") contemplates that the Advisor may sub-contract investment advisory services with respect to the Trust to a sub-advisor pursuant to a sub-advisory agreement agreeable to the Trust and approved in accordance with the provisions of the 1940 Act; and

          WHEREAS, this Agreement has been approved by the Trust's Board of
Trustees and the Trust's sole initial shareholder in accordance with the provisions of the 1940 Act, and the Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

          1. Appointment. The Advisor hereby appoints the Sub-Advisor to act as sub-advisor with respect to the Trust and the Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2. Services of the Sub-Advisor. Subject to the succeeding provisions of this Agreement, the oversight and supervision of the Advisor and the direction and control of the Trust's Board of Trustees, the Sub-Advisor will perform certain of the day-to-day operations of the Trust which may include one or more of the following services at the request of the Advisor: (a) acting as investment advisor for and managing the investment and reinvestment of those assets of the Trust as the Advisor may from time to time request and in connection therewith have discretion in purchasing and selling assets for the
Trust in accordance with the terms hereof; (b) arranging, subject to the provisions of Section 3 hereof, for the purchase and sale of assets held in the investment portfolio of the Trust; (c) providing investment research and credit analysis concerning the Trust's investments; (d) assisting the Advisor in determining what portion of the Trust's assets will be invested in cash, cash equivalents and money market instruments; (e) placing orders for all purchases and sales of such investments made for the Trust, and (f) maintaining those books and records with respect to the Trust's portfolio transactions as are required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) of Rule 31a-1 (as
modified, amended or reclassified from time to time) under the 1940 Act and the
Rules and Regulations of the Securities and Exchange Commission (the "SEC")
promulgated under the 1940 Act (the "1940 Act Rules"). In addition, the
Sub-Advisor will keep the Trust and the Advisor informed of developments materially affecting the Trust and shall, on its own initiative, furnish to the
Trust from time to time whatever information the Sub-Advisor believes appropriate for this purpose. The Sub-Advisor will periodically communicate to the Advisor, at such times as the Advisor may direct, information concerning the purchase and sale of assets for the Trust, including: (a) the name of the issuer, (b) the amount of the purchase or sale, (c) the name of the broker or dealer, if any, through which the purchase or sale is effected, (d) the CUSIP number of the instrument, if any, and (e) such other information as the Advisor may reasonably require for purposes of the Advisor and other service providers fulfilling their obligations to the Trust under their agreements with the Trust and the Trust fulfilling its obligations under the 1940 Act, the 1940 Act Rules and various policies and procedures adopted by the Trust and communicated to the
Sub-Advisor by the Trust.

          3. Covenants of the Sub-Advisor. In the performance of its duties under this Agreement, the Sub-Advisor covenants to the Advisor and the Trust that it shall:

               (a) at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act, the 1940 Act Rules and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and all applicable Rules and Regulations of the SEC promulgated thereunder (the
"Advisors Act Rules"); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and the By-Laws of the
Trust, as such documents

are amended from time to time; (iv) the investment objectives, policies and restrictions of the Trust (as currently in effect and as they may be amended or supplemented from time to time) as stated in the Trust's Prospectus and
Statement of Additional Information and the resolutions of the Trust's Board of
Trustees; and (v) any policies and determinations of the Board of Trustees of the Trust. The Trust agrees to provide written copies to the Sub-Advisor of documents (and any amendments thereto) referred to in Section 3, subparagraphs
(a)(iii) to (a)(v) above;

               (b) keep the Advisor fully informed as to the composition of the
Trust's assets under the Sub-Advisor's management;

               (c) performing its duties hereunder so that the Trust meets the income and asset diversification requirements of Section 851 of the Internal
Revenue Code of 1986, as amended;

               (d) place orders for the purchase or sale of assets by the Trust either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders with brokers or dealers, the
Sub-Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with the foregoing obligations, and subject to any other instructions from the Trust or the Advisor, the Sub-Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Trust and other clients of the Advisor or the Sub-Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the
Sub-Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Advisor to the Trust and the Sub-Advisor's other clients and that the total commissions paid by the Trust will be reasonable in relation to the benefits to the Trust over the long-term. In addition, the Sub-Advisor, subject to the approval of the
Trust's Board of Trustees, is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the
Advisor or the Sub-Advisor), provided that the Sub-Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Trust as well as other clients of the Sub-Advisor, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Trust and to such other clients. In no instance, however, will the Trust's securities be purchased from or sold to the
Advisor, the Sub-Advisor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

               (e) vote all proxies solicited by or with respect to the issuers of securities which assets of the Trust are invested consistent with the
Sub-Advisor's proxy voting guidelines as approved by the Board based upon the best interests of the Trust. The Sub-Advisor will maintain appropriate records detailing its voting of proxies on behalf of the Trust and (1) will provide to the Trust at least quarterly a report setting forth the proposals voted on and how the Trust's shares were voted since the prior report, including the name of the corresponding issuers, and (2) will comply with the 1940 Act and the 1940
Act Rules with respect to voting of proxies by the Trust;

               (f) if requested by the Advisor, provide the Advisor, no later than the 45th day following the end of each of the Trust's semi-annual fiscal period and fiscal year, with a letter to shareholders (to be subject to review, approval and editing by the Advisor and, if so determined, incorporated into any report by the Advisor);

               (g) provide reports to the Trust's Board of Trustees for
consideration at meetings of the Board on the investment program for the Trust and the issuers and securities represented in the Trust's portfolio, and will furnish the Advisor or the Trust's Board of Trustees with such periodic and special reports and attend such meetings as the Trustees or the Advisor may reasonably request;

               (h) cooperate with the Trust's independent public accountants and take all reasonable action in the performance of services and obligations under this Agreement to assure that the information needed by such accountants and that is not otherwise available from the Trust or its agents is made available to them for the expression of their opinion without any qualification as to the scope of their examination, including, but not limited to, their opinion included in the Trust's annual report under the 1940 Act;

               (i) promptly notify the Advisor and the Trust of (1) any
financial or other condition that will or is likely to impair the Sub-Advisor's ability to fulfill its commitment under this Agreement, and (2) any reduction, non-renewal or

restrictive modification to the Sub-Advisor's fidelity bond, errors and omissions or other similar insurance policies and any claims or payments thereunder;

               (j) use reasonable compliance techniques as the Advisor or the
Board of Trustees of the Trust may adopt, including any written compliance procedures;

               (k) maintain disclosure controls and procedures reasonably designed to ensure that any information provided to the Trust for inclusion in any filings made with the SEC or delivered to shareholders is materially accurate and complete and otherwise complies with applicable disclosure requirements;

               (l) furnish to the Advisor any information in the possession of the Sub-Advisor that is required to be filed by the Advisor or the Trust with the SEC or sent to shareholders under the 1940 Act, the 1940 Act Rules, the
Advisors Act or the Advisors Act Rules or any exemptive or other relief that the
Advisor or the Trust obtains from the SEC;

               (m) immediately notify the Advisor and the Trust of any inquiry or proceeding by any regulatory or self regulatory body or any judicial or arbitration proceeding by any person relating to the Sub-Advisor or its affiliates that may adversely affect the ability of the Sub-Advisor, or its relevant employees, to provide services in accordance with the terms hereof or that relate to the Trust or the Sub-Advisor;

               (n) notify the Advisor and the Trust of any material change in the portfolio managers of the Trust or any other significant changes to the
Sub-Advisor's management structure within a reasonable time following such change.

          4. Covenants of the Advisor. In the performance of its duties under this Agreement, the Advisor covenants to the Sub-Advisor that it shall:

               (a) keep the Sub-Advisor fully advised of the Trust's investment objectives, and any modifications and changes thereto, as well as any specific investment restrictions or limitations by sending the Sub-Advisor copies of each registration statement;

               (b) furnish the Sub-Advisor with a copy of any financial
statement or report prepared for the Trust by its independent public accountants, and with copies of any financial statements or reports made by the
Trust to shareholders

or to any governmental body or securities exchange and to inform the Sub-Advisor of the results of any audits or examinations by regulatory authorities pertaining to the Trust; and

               (c) furnish the Sub-Advisor with any further materials or
information which the Sub-Advisor may reasonably request to enable it to perform its functions under this Agreement.

          5. Services Not Exclusive. Nothing in this Agreement shall prevent the
Sub-Advisor or any partner, officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Advisor or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor will undertake no activities which, in its reasonable good faith judgment, will adversely affect the performance of its obligations under this Agreement.

          6. Disclosure about Sub-Advisor. The Sub-Advisor has reviewed the
Registration Statement for the Trust in the form declared effective by the SEC that contains disclosure about the Sub-Advisor, and represents and warrants that, with respect to the disclosure about the Sub-Advisor or information describing the Sub-Advisor and provided by or approved in writing by the
Sub-Advisor, such Registration Statement contains, as of the date of such
Registration Statement and the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If at any time such disclosure or information becomes inaccurate in any material respect, the
Sub-Advisor will promptly provide corrective disclosure to the Advisor and the
Trust. The Sub-Advisor further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Sub-Advisor will provide or offer to provide the Advisor and the Trust with a copy of the
Sub-Advisor's Form ADV, from time to time if and when it is amended.

          7. Books and Records. In compliance with the requirements of Rule
31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request;
provided that the Sub-Advisor may retain copies of such records. The Sub-Advisor further agrees to

preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the Advisor or the Trust's custodian, its transfer agent or shareholder servicing agent).

          8. Agency Cross Transactions. From time to time, the Sub-Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the
Sub-Advisor's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as an agency cross transaction) on behalf of an advisory client and retain commissions from both parties to the transaction without the advisory client's consent. This is because in a situation where the Sub-Advisor is making the investment decision
(as opposed to a brokerage client who makes his own investment decisions), and the Sub-Advisor or an affiliate is receiving commissions from one or both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Sub-Advisor's part regarding the advisory client. The
SEC has adopted an Advisers Act Rule which permits the Sub-Advisor or its affiliates to participate on behalf of an Account in certain agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes the Sub-Advisor or its affiliates to participate in agency cross transactions involving an Account on the one hand, and the Trust or the other. The Sub-Advisor will provide the
Advisor and the Trust with all information about such transactions requested by either of them from time to time. The Trust may revoke its consent at any time by written notice to the Sub-Advisor.

          9. Expenses. During the term of this Agreement, the Sub-Advisor will bear all costs and expenses of its employees and any overhead incurred by the
Sub-Advisor in connection with its duties hereunder.

          10. Compensation.

               (a) The Advisor agrees to pay to the Sub-Advisor and the
Sub-Advisor agrees to accept as full compensation for all services rendered by the Sub-Advisor as such, a monthly fee in arrears at an annual rate equal to
______. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

          11. Indemnification.

               (a) Subject to Section 11(c), the Advisor agrees to indemnify the
Sub-Advisor and each of the Sub-Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being a "Sub-Advisor Indemnitee")
against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such
Sub-Advisor Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Sub-Advisor Indemnitee may be or may have been involved as a party or otherwise or with which such Sub-Advisor
Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Sub-Advisor Indemnitee having acted in any such capacity, except with respect to any matter as to which such
Sub-Advisor Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Sub-Advisor Indemnitee's action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as such Sub-Advisor Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no
Sub-Advisor Indemnitee shall be indemnified hereunder against any liability to the Advisor or any expense of such Sub-Advisor Indemnitee arising by reason of
(i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Sub-Advisor Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Sub-Advisor
Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Sub-Advisor Indemnitee appears to have acted in good faith in the reasonable belief that such Sub-Advisor Indemnitee's action was in the best interest of the Trust and did not involve disabling conduct by such
Sub-Advisor Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Sub-Advisor Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Sub-Advisor Indemnitee was authorized by a majority of the full Board of Trustees of the Trust.

               (b) Subject to Section 11(d) and notwithstanding Section 12 of this Agreement, the Sub-Advisor agrees to indemnify and hold harmless the
Advisor and each of the Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Advisor Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Advisor
Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Advisor Indemnitee may be or may have been involved as a party or otherwise or with which such Advisor Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Advisor Indemnitee having acted in any such capacity, except with respect to any matter as to which such Advisor Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Advisor Indemnitee's action was in the best interest of the
Trust and furthermore, in the case of any criminal proceeding, so long as such
Advisor Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Advisor Indemnitee shall be indemnified hereunder against any liability to the Sub-Advisor or any expense of such
Advisor Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith,
(iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Advisor Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Advisor Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Advisor
Indemnitee appears to have acted in good faith in the reasonable belief that such Advisor Indemnitee's action was in the best interest of the Trust and did not involve disabling conduct by such Advisor Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Advisor
Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Advisor Indemnitee was authorized by a majority of the full Board of Trustees of the Trust.

               (c) The Advisor shall not be liable under Paragraph (a) of this
Section 11 with respect to any claim made against a Sub-Advisor Indemnitee unless such Sub-Advisor Indemnitee shall have notified the Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Sub-Advisor Indemnitee (or after such Sub-Advisor Indemnitee shall have received notice of such service on any designated agent), but failure to notify the
Advisor of any such claim shall not relieve the Advisor from any liability which it may have to the Sub-Advisor Indemnitee against whom such action is brought except to the extent the Advisor is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Advisor
Indemnitee, the Advisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Advisor Indemnitee, to assume the defense thereof, with counsel satisfactory to the Sub-Advisor Indemnitee. If the Advisor assumes the defense of any such action and the selection of counsel by the Advisor to represent the Advisor and the Sub-Advisor Indemnitee would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Advisor Indemnitee, adequately represent the interests of the Sub-Advisor Indemnitee, the Advisor will, at its own expense, assume the defense with counsel to the Advisor and, also at its own expense, with separate counsel to the Sub-Advisor Indemnitee, which counsel shall be satisfactory to the Advisor and to the Sub-Advisor Indemnitee. The Sub-Advisor Indemnitee shall bear the fees and expenses of any additional counsel retained by it, and the
Advisor shall not be liable to the Sub-Advisor Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Sub-Advisor
Indemnitee independently in connection with the defense thereof other than reasonable costs of investigation. The Advisor shall not have the right to compromise on or settle the claim without the prior written consent of the
Sub-Advisor Indemnitee if the compromise or settlement results, or may result in, a finding of wrongdoing on the part of the Sub-Advisor Indemnitee.

               (d) The Sub-Advisor shall not be liable under Paragraph (b) of this Section 11 with respect to any claim made against an Advisor Indemnitee unless such Advisor Indemnitee shall have notified the Sub-Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Advisor
Indemnitee (or after such Advisor Indemnitee shall have received notice of such service on any designated agent), but failure to notify the Sub-Advisor of any such claim shall not relieve the Sub-Advisor from any liability which it may have to the Advisor Indemnitee against whom such action is brought except to the extent the Sub-Advisor is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Advisor Indemnitee, the
Sub-Advisor will be

                                       10

entitled to participate, at its own expense, in the defense thereof or, after notice to the Advisor Indemnitee, to assume the defense thereof, with counsel satisfactory to the Advisor Indemnitee. If the Sub-Advisor assumes the defense of any such action and the selection of counsel by the Sub-Advisor to represent both the Sub-Advisor and the Advisor Indemnitee would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Advisor
Indemnitee, adequately represent the interests of the Advisor Indemnitee, the
Sub-Advisor will, at its own expense, assume the defense with counsel to the
Sub-Advisor and, also at its own expense, with separate counsel to the Advisor
Indemnitee, which counsel shall be satisfactory to the Sub-Advisor and to the
Advisor Indemnitee. The Advisor Indemnitee shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Advisor shall not be liable to the Advisor Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Advisor Indemnitee independently in connection with the defense thereof other than reasonable costs of investigation. The
Sub-Advisor shall not have the right to compromise on or settle the claim without the prior written consent of the Advisor Indemnitee if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the
Advisor Indemnitee.

          12. Limitation on Liability.

               (a) The Sub-Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

               (b) Notwithstanding anything to the contrary contained in this
Agreement, the parties hereto acknowledge and agree that, as provided in Section
5.1 of Article V of the Declaration of Trust, as amended and restated, this
Agreement is executed by the trustees and/or officers of the Trust, not individually but as such trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the trustees or shareholders individually but bind only the estate of the Trust.

          13. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Trust as provided herein, shall continue in effect for a period of two years. Thereafter, if

                                       11

not terminated, this Agreement shall continue in effect with respect to the
Trust in accordance with the requirement of the 1940 Act and the 1940 Act Rules.
Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Advisor at any time, without the payment of any penalty, upon giving the
Sub-Advisor 60 days' notice (which notice may be waived by the Sub-Advisor), provided that such termination by the Trust or the Advisor shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the
Trust at the time outstanding and entitled to vote, or by the Sub-Advisor on 60 days' written notice (which notice may be waived by the Trust and the Advisor), and will terminate automatically upon any termination of the Advisory Agreement between the Trust and the Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms
"majority of the outstanding voting securities," "interested person" and
"assignment" shall have the same meanings of such terms in the 1940 Act and the
1940 Act Rules; provided however that no transfer may be made by the Sub-Advisor under Rule 2a-6 of the 1940 Act without the approval of a majority of the
Trust's Board of Trustees who are not interested persons of the Trust).

          14. Confidential Relationship. Information furnished by the Trust or by one party to another relating to the Trust, is confidential and shall not be disclosed to third parties unless required by law or unless the Trust otherwise consents. Advisor and Sub-Advisor, on behalf of themselves and their affiliates and representatives, agree to keep confidential all records and other information relating to the other party (as the case may be), except after prior notification to and approval in writing by Advisor or the Sub-Advisor (as the case may be), which approval shall not be unreasonably withheld, and may not be withheld, where the Advisor or the Sub-Advisor or any affiliate would be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities. Without limiting the generality of the foregoing, the Sub-Advisor shall not take any action which shall result in a violation or breach of the Trust's Fair
Disclosure Policy or Privacy Policy as in effect from time to time and provided to the Sub-Advisor by the Trust.

          15. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

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          16. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to approval to the extent required by the 1940 Act and the 1940 Act
Rules.

          17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

          19. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement. 1.

          20. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter.

          21. Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

          Where the effect of a requirement of the 1940 Act reflected in or contemplated by any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                                       13

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

                                              BLACKROCK ADVISORS, INC.

                                              By:
                                                  ------------------------------
                                                  Name:  Anne F. Ackerley
                                                  Title: Managing Director

                                              STATE STREET RESEARCH & MANAGEMENT
                                              COMPANY

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              BLACKROCK GLOBAL ENERGY AND
                                              RESOURCES TRUST

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title: